Exhibit 99.1

BIO-key’s Bottom Line Improves 51% on 13% Rise in Q2 Revenues Reflecting Strength with Government, Defense, and Financial Sector Customers Globally;

Call Tomorrow at 10am ET

Holmdel, NJ – August 13, 2026 – BIO-key ® International, Inc. (Nasdaq: BKYI), a global leader in Identity and Access Management (IAM) and biometric authentication technologies, announced its second quarter (Q2’26) and first half (1H’26) results and provided its outlook for the second half of 2026 (2H’26). BIO-key will host an investor call tomorrow at 10:00am ET (details below).

Financial Highlights

●	Q2’26 revenues increased 13% to $1.9M
●	Approximately $0.8M in fully-reserved hardware revenue with a 100% gross profit contribution was anticipated in Q2’26 but was delayed and is now anticipated in 2H’26.
●	Q2’26 gross margin improved to 87% vs. 73% in Q2'25,reflecting the increase in high-margin license fee revenue and an increase in sales of fully-reserved hardware inventory.
●	Q2’26 net loss trimmed by 51% to $(577K) vs. $(1.2M) in Q2’25.
●	1H’26 revenues grew 23% and the net loss improved by 59% vs. 1H’25.
●

Earlier this week BIO-key raised approximately $2.5M from the exercise of outstanding warrants at $4.06 per share. Reflecting net proceeds from this financing, BIO-key’s current cash position has increased to over $4.5M.

Outlook

●	BIO-key targets revenue growth and profitability for the 2H’26.

Recent Progress

●

Saudi Arabia: BIO-key partnered with Maktabi Tech to advance identity security across Saudi Arabia’s education sector and is working with other local partners on other opportunities within the Kingdom’s government.

●

Portugal: Portuguese national security agency selected BIO-key and Visualforma to strengthen identity and access management security. Follows earlier Visualforma collaboration for a nationwide rollout of BIO-key’s IAM and biometric authentication technologies across Portugal’s public-sector ecosystem and a contract to secure digital identities in a major tourist city.

●	Jordan: Central Bank of Jordan selected BIO-key for its national biometric authentication initiative to modernize how end clients authenticate across Jordan’s financial sector.
●	U.S.: Alabama’s AOD Federal Credit Union deployed BIO-key’s phishing-resistant authentication and biometric security solution. AOD serves over 37,500 members across Northeast Alabama.
●	Nasdaq Listing: In Q2 BIO-key completed a 1-for-10 reserve stock split to support its Nasdaq listing and regained compliance with Nasdaq listing rules in July.

BIO-key CEO, Mike DePasquale commented, “While the delay of a large hardware order caused our Q2 results to fall short of our expectations, we were able to deliver solid top and bottom-line improvements in both the quarter and first half, and our building business momentum supports a very positive second half outlook.

“Bottomline –– our focus on opportunities in our Europe, Middle East and Africa – our ‘EMEA’ region, is really starting to bear fruit, with signed contracts, new channel partners and a growing base of new project discussions that support our positive outlook. With the growing incidence of international conflicts, political tension and realigning security interests, customers in these regions are highly motivated to strengthen access protection for their mission critical systems. As a result, our powerful, yet flexible biometrically enhanced authentication solutions resonate strongly with their security needs and budgets. Additionally, customers in the EMEA region are often able move more quickly to an agreement and deploy solutions due to generally more favorable regulatory frameworks across most of this territory.

“Our second half outlook is further supported by anticipated projects with government and banking and financial services customers we have been developing over the last few months and in some cases much longer. Supporting the formation of new customer interest is our ongoing sales and marketing outreach, partner co-marketing activities and most importantly, our expanding base of customer references, case studies and growing deployments with globally respected military, defense and police force customers.

“In addition, we are working to highlight the role our biometric authentication capabilities can play in securing the AI ecosystem. Given recent, high-profile AI control failures, we see substantial potential for biometrics to play a critical role in providing non-repudiable authentication approvals for material AI agent actions. We are working to develop strategic partnerships to support this opportunity, as well as to identify potential acquisitions that would help us to leverage our capabilities in this critical area of AI governance opportunities.

“Earlier this week we moved to enhance our liquidity position and balance sheet through a warrant inducement transaction that raised gross proceeds of $2.5M, increasing our current cash position to over $4.5M. This additional capital will support our growth efforts as well as our business development dialogues with partners, enterprises and the public sector.

Outlook

“Overall, we are pleased with our progress so far this year and the strength of our current outlook for continued growth in the second half, supported by a solid base of opportunities in our pipeline and the large hardware order we now expect by year-end. Top line growth, combined with ongoing financial discipline, should position us to achieve profitability in the second half. It’s a very exciting time for BIO-key as the decades of work we have put into getting to this point are now being recognized by a growing base of private and public sector customers.”

Financial Review

Total revenues increased 13% to $1,919,991 in Q2’26 compared to $1,696,907 in Q2’25. The current year period benefitted from a 53% increase in license fee revenues to $1,229,345 vs. $806,087 in Q2’25, reflecting several new customer license agreements in Q2’26. For the 1H’26, revenues increased 23%, also driven by growth in license fee revenue.

Q2’26 hardware revenues decreased 19% to $459,641 vs. $568,824 in Q2’25, principally due to the timing of customer hardware deployments in the respective periods, including a large, anticipated order that was delayed by a customer and is now expected to ship in the second half of 2026. Q2’25 hardware revenues reflected a large deployment from a long-term customer, as well as expanding deployments by several existing customers. Service, maintenance and other revenue decreased 28% to $231,005 in Q2’26 vs. $321,996 in Q2’25 due to lower non-recurring service revenues related to required product customization and lower recurring service revenues due primarily to the timing of service agreement renewals.

Q2’26 gross profit increased to $1,674,040 as compared to $1,232,727 in Q2’25, reflecting both higher revenue and gross margin in the Q2’26 period. Q2’26 gross margin improved to 87% in Q2’26 vs. 73% in Q2’25, reflecting the increase in high-margin license fee revenue as well as an increased benefit from sales of hardware inventory that had previously been fully-reserved.

BIO-key’s Q2’26 operating expenses decreased 5% to $2,203,445 from $2,316,577 in Q2’25, principally reflecting lower selling, general and administrative expenses related to ongoing cost containment measures, offset by increased expenses related to the reverse split and audit and tax related expenses.

Reflecting increased revenue and gross profit and reduced operating expenses, BIO-key’s Q2’26 net loss improved to $(576,852), or $(0.56) per share, compared to a net loss of $(1,167,396), or $(2.01) per share, in Q2’25. Per share amounts and weighted average common shares outstanding have been adjusted to reflect the impact of the 1-for-10 reverse split on April 30th. Post-split weighted average common shares outstanding (basic and diluted) were 1,037,155 in Q2’26 and 582,113 in Q2’25.

Also reflecting higher revenue and lower operating costs, 1H’26 net loss improved to $(781,889), or $0.75 per share, as compared to a net loss of $(1,903,941), or $3.61 per share, in 1H’26.

Balance Sheet

BIO-key’s stockholders’ equity was $4,334,878 at June 30, 2026, compared to $5,106,805 at December 31, 2025. As of June 30, 2026, BIO-key had $3.8M of current assets, including $1.4M of cash and cash equivalents, $1.7M of accounts receivable, and $0.4M of inventory.

Over the past two weeks, BIO-key reduced the outstanding balance due on its 2025 note by $350k, or 51%, to $325k, in exchange for the issuance of 81,100 shares of common stock. This week, the Company raised $2.5M through a warrant inducement transaction involving the sale of 618,334 shares of common stock upon the exercise of outstanding warrants at $4.06 per share and the issuance of unregistered warrants to purchase 1,236,668 shares of common stock at an exercise price of $4.06 per share.

Call/Webcast Detail

Date / Time:	Friday, August 14th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
Live Webcast / Replay:	Webcast & Replay Link – Available for 3 months.
Audio Replay:	1-855-669-9658 U.S. or 1-412-317-0088 Int’l; code 7314992

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its cloud-hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements due to late filings; the commercial and reputational risk and impact on the trading and liquidity of our common stock due to the recent suspension of trading of our common stock on the Nasdaq Capital Market or in the event that the trading of our common stock is suspended due to non-compliance with existing and or proposed continued listing standards of the Nasdaq Stock Market; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K/A for the year ended December 31, 2025 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
X– Corporate:	@BIOkeyIntl
X– Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues
Services	$231,005	$321,996	$479,388	$594,594
License fees	1,229,345	806,087	2,595,238	1,904,845
Hardware	459,641	568,824	990,898	804,627
Total revenues	1,919,991	1,696,907	4,065,524	3,304,066
Costs and other expenses
Cost of services	79,716	118,301	158,214	216,445
Cost of license fees	74,972	86,488	148,206	159,373
Cost of hardware	794,313	536,806	1,117,851	645,275
Cost of hardware - reserve	(703,050)	(277,415)	(802,020)	(277,415)
Total costs and other expenses	245,951	464,180	622,251	743,678
Gross profit	1,674,040	1,232,727	3,443,273	2,560,388

Operating expenses
Selling, general and administrative	1,563,027	1,680,550	2,873,093	3,053,074
Research, development and engineering	640,418	636,027	1,257,299	1,231,802
Total operating expenses	2,203,445	2,316,577	4,130,392	4,284,876
Operating loss	(529,405)	(1,083,850)	(687,119)	(1,724,488)
Other income (expense)
Interest income	386	2,092	1,062	2,095
Loan fee amortization	(20,833)	(60,000)	(41,666)	(120,000)
Interest expense	(27,000)	(25,638)	(54,166)	(61,548)
Total other income (expense), net	(47,447)	(83,546)	(94,770)	(179,453)

Loss before provision for income tax	(576,852)	(1,167,396)	(781,889)	(1,903,941)

Provision for income taxes	-	-	-	-

Net loss	$(576,852)	$(1,167,396)	$(781,889)	$(1,903,941)

Comprehensive loss:
Net loss	$(576,852)	$(1,167,396)	$(781,889)	$(1,903,941)
Other comprehensive income (loss) – foreign currency translation adjustment	(30,595)	58,805	(81,094)	65,608
Comprehensive loss	$(607,447)	$(1,108,591)	$(862,983)	$(1,838,333)

Basic and diluted loss per common share	$(0.56)	$(2.01)	$(0.75)	$(3.61)

Weighted average common shares outstanding:
Basic and diluted	1,037,155	582,113	1,036,938	526,711

Shares issued and outstanding for all periods reflect BIO-key’s 1-for-10 reverse stock split effective April 30, 2026.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,379,300	$2,694,663
Accounts receivable, net	1,731,509	1,220,822
Inventory	375,740	370,879
Prepaid expenses and other	320,086	251,323
Total current assets	3,806,635	4,537,687
Equipment and leasehold improvements, net	34,804	67,751
Capitalized contract costs, net	266,510	311,591
Deposits and other assets	7,976	7,976
Operating lease right-of-use assets	148,721	47,953
Investments	2,500,000	2,500,000
Intangible assets, net	718,430	830,357
Total non-current assets	3,676,441	3,765,628
TOTAL ASSETS	$7,483,076	$8,303,315

LIABILITIES
Accounts payable	$411,203	$507,357
Accrued liabilities	1,169,747	1,333,930
Note payable	699,769	604,102
Government loan – BBVA Bank, current portion	12,351	50,530
Deferred revenue, current	653,529	572,513
Operating lease liabilities, current portion	66,585	27,728
Total current liabilities	3,013,184	3,096,160
Deferred revenue, long term	35,367	62,584
Deferred tax liability	16,500	16,500
Operating lease liabilities, net of current portion	83,147	21,266
Total non-current liabilities	135,014	100,350
TOTAL LIABILITIES	3,148,198	3,196,510

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 1,087,360 of $.0001 par value at June 30, 2026 and 1,085,360 at December 31, 2025, respectively	109	109
Additional paid-in capital	141,588,797	141,497,741
Accumulated other comprehensive income	(6,291)	74,803
Accumulated deficit	(137,247,737)	(136,465,848)
TOTAL STOCKHOLDERS’ EQUITY	4,334,878	5,106,805
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,483,076	$8,303,315

Shares issued and outstanding for all periods reflect BIO-key’s 1-for-10 reverse stock split effective April 30, 2026.